Exhibit 10.3

WAIVER

This Waiver, dated effective January 26, 2012 (the “Waiver”), waives certain rights of                  (the “Participant”) under certain performance unit agreements (as amended, the “Agreements”) that memorialize grants of Performance Units to Participant by NuStar GP, LLC, a Delaware limited liability company (the “Company”). Capitalized terms not otherwise defined in this Waiver shall have the meaning specified in the Agreements or the Plan. In the event of a conflict between the Waiver, the Agreements and the Plan, the Waiver will supersede the Agreements and the Plan, and the Agreements will supersede the Plan.

RECITALS

WHEREAS, the grants in the Agreements were made pursuant to and subject to the provisions of the Company’s Third Amended and Restated 2000 Long-Term Incentive Plan (as the same may be amended, the “Plan”);

WHEREAS, NuStar Energy L.P. was ranked in the 4th Quartile for the Performance Period ending December 31, 2011 (the “2011 Performance Period”), which resulted in Participant receiving no Performance Units eligible for vesting during such period;

WHEREAS, under the terms of the Agreements, any Performance Units not received by Participant as a result of this ranking in the 4th Quartile (such units, the “Carryforward Units”) will carry forward for one more Performance Period and up to 100% of the Carryforward Units may be awarded based on NuStar Energy L.P.’s TUR during the Performance Period ending December 31, 2012; and

WHEREAS, the Participant wishes to waive all of his or her rights under the Agreements to receive any of the Carryforward Units.

WAIVER

For consideration, the sufficiency of which is hereby acknowledged, Participant hereby waives any and all rights Participant may have to receive, as well as any other rights with regard thereto, the Carryforward Units.

IN WITNESS WHEREOF, Participant has caused this Waiver to be duly executed as of the date first written above.

, Participant

ACKNOWLEDGED AND AGREED NUSTAR GP, LLC

By:
Curtis V. Anastasio President and Chief Executive Officer